Exhibit (a)(1)(I)

AMENDED AND RESTATED NOTICE OF GUARANTEED DELIVERY FOR
TENDER OF SHARES OF COMMON STOCK
(INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

OF

CYPRESS BIOSCIENCE, INC.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JANUARY 5, 2011, UNLESS THE OFFER IS EXTENDED.

As set forth in Section 3 – “Procedures for Accepting the Offer and Tendering Shares” of the Amended and Restated Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if (i) certificates (“Share Certificates”) representing shares of Common Stock, par value $0.001 per share (the “Shares”), of Cypress Bioscience, Inc., a Delaware corporation (“Cypress”), or if applicable, certificates (“Rights Certificates”) for the associated rights to purchase shares of Series A Junior Participation Preferred Stock, par value $0.001 per share, of Cypress (the “Rights”) issued pursuant to the Rights Agreement dated as of September 27, 2010 (as amended from time to time, the “Rights Agreement”), by and between Cypress and American Stock Transfer & Trust Company, LLC, as Rights Agent, are not immediately available (including, without limitation, if the Distribution Date (as defined in Section 11 — “Purpose of the Offer and the Proposed Merger; Statutory Requirements; Appraisal Rights; ‘Going-Private’ Transactions”) has occurred, but Rights Certificates have not yet been distributed); (ii) the procedures for book-entry transfer cannot be completed on a timely basis; or (iii) time will not permit all required documents to reach Computershare Trust Company, N.A., as Depositary (the “Depositary”), prior to the Expiration Date (as defined in Section 1 – “Terms of the Offer; Expiration Date” of the Amended and Restated Offer to Purchase).  Unless the context otherwise requires, all references herein to “Shares” shall be deemed to include the associated Rights, and all references herein to the “Rights” shall be deemed  to include the benefits that may inure to holders of Rights pursuant to the Rights Agreement.  This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 3 – “Procedures for Accepting the Offer and Tendering Shares” of the Amended and Restated Offer to Purchase).  See Section 3 – “Procedures for Accepting the Offer and Tendering Shares” of the Amended and Restated Offer to Purchase.

The Depositary for the Offer is:

By Mail or Overnight Delivery: Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Facsimile Transmission: For Eligible Institutions Only: (617) 360-6810 For Confirmation Only Telephone: (781) 575-2332	By Overnight Courier: Computershare c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE IS NOT TO BE USED TO GUARANTEE SIGNATURES.  IF A SIGNATURE ON THE AMENDED AND RESTATED LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE AMENDED AND RESTATED LETTER OF TRANSMITTAL.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to Ramius V&O Acquisition LLC, a Delaware limited liability company and jointly owned subsidiary of Ramius Value and Opportunity Advisors LLC, a Delaware limited liability company (“Ramius”), Royalty Pharma US Partners, LP, a Delaware limited partnership (“RP US”), Royalty Pharma US Partners 2008, LP, a Delaware limited partnership (“RP US 2008”), and RP Investment Corp., a Delaware corporation (“RP US Corp”), upon the terms and subject to the conditions set forth in Purchaser’s Amended and Restated Offer to Purchase dated December 20, 2010 (the “Amended and Restated Offer to Purchase”) and in the related Amended and Restated Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Amended and Restated Offer to Purchase.

Signature

If shares will be delivered by book-entry transfer,
fill in the applicable account number below:

Name of Holders:

Number of Share(s):

Address:
The Depository Trust Company (DTC)

DTC Account Number

Area Code(s) and Telephone Number(s)	Transaction Code Number

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 2 — “Acceptance for Payment and Payment” of the Amended and Restated Offer to Purchase) with respect to such Shares, together with the Amended and Restated Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent’s Message (as defined in Section 2 — “Acceptance for Payment and Payment” of the Amended and Restated Offer to Purchase), and any other required documents, within three business days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Amended and Restated Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein.  Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature:

Name:

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated: ____________

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS AMENDED AND RESTATED NOTICE OF GUARANTEED DELIVERY.  CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR AMENDED AND RESTATED LETTER OF TRANSMITTAL.

The Depositary for the Offer is:

By Mail or Overnight Delivery: Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Facsimile Transmission: For Eligible Institutions Only: (617) 360-6810 For Confirmation Only Telephone: (781) 575-2332	By Overnight Courier: Computershare c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

Questions and requests for assistance may be directed to the Information Agent at its address set forth below.  Additional copies of the Amended and Restated Offer to Purchase, the Amended and Restated Letter of Transmittal and this Amended and Restated Notice of Guaranteed Delivery may be obtained from the Information Agent.  You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

501 Madison Avenue
New York, New York  10022

Banks and Brokers Call Collect:
(212) 750-5833

All Others Please Call Toll-free:
(877) 717-3936